Exhibit 10.1

VISHAY INTERTECHNOLOGY, INC.
63 LANCASTER AVENUE
MALVERN, PENNSYLVANIA 19355

February 27, 2024

Mr. Joel Smejkal

Re:	[Amendment to Amended and Restated Employment Agreement

Dear Joel:

Reference is made to that certain Amended and Restated Employment Agreement entered into on July 14, 2022 and effective as of January 1, 2023 (the “Employment Agreement”). Effective as of the date hereof, the Employment Agreement is hereby amended as described below:

1.	Section 4.2 of the Employment Agreement is replaced in its entirety with the following:

4.2   Bonus.   For each fiscal year ending both during the Term and prior to the time that notice of termination is given by either party, Executive shall be eligible to earn an annual performance bonus (“Bonus”) payable in cash, with a target opportunity at least equal to 130% of his Base Salary.  The actual amount of Bonus payable to Executive shall be determined by the Compensation Committee, and shall be based upon the achievement of certain corporate and/or individual performance goals to be established by the Compensation Committee in its sole discretion.

2.	Section 4.3(a) of the Employment Agreement is amended by the replacement of “January 1st” with the “March 1st”.

You expressly consent to such modification to the Employment Agreement and agree that such modification does not give you a basis to resign your employment for Good Reason (as defined in the Employment Agreement).

This letter agreement shall constitute an amendment to the Employment Agreement, and except as otherwise set forth herein, all other terms and conditions of the Employment Agreement remain unchanged.

This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement. The counterparts of this letter agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by any of the parties and the receiving parties may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

To confirm your agreement with the foregoing, please countersign this letter agreement in the space below provided.

VISHAY DALE ELECTRONICS, LLC

By:	/s/ Michael S. O'Sullivan	Name: Michael S. O'Sullivan Title: Senior Vice President and Corporate General Counsel

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Michael S. O'Sullivan	Name: Michael S. O'Sullivan Title: Executive Vice President – Chief Administrative and Legal Officer

Accepted and agreed:

/s/ Joel Smejkal
DATE: February 27, 2024